EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Annual Report (Form 10-K) of McCormick & Company, Incorporated and subsidiaries of our reports dated January 23, 2007, with respect to the consolidated financial statements of McCormick & Company, Incorporated and subsidiaries, McCormick & Company, Incorporated management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of McCormick & Company, Incorporated, included in the 2006 Annual Report to Shareholders of McCormick & Company, Incorporated.

Our audits also included the financial statement schedule of McCormick & Company, Incorporated and subsidiaries listed in Item 15(a).  This schedule is the responsibility of McCormick & Company, Incorporated’s management.  Our responsibility is to express an opinion based on our audits.  In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We consent to the incorporation by reference in the following Registration Statements of McCormick & Company, Incorporated and in the related Prospectuses (if applicable):

Form	Registration Number	Date Filed
S-8	333-123808	4/4/05
S-8 POS	333-104084	3/23/05
S-3	333-122366	1/28/05
S-8	333-114094	3/31/04
S-8	333-104084	3/28/03
S-3/A	333-46490	1/23/01
S-8	333-93231	12/21/99
S-8	333-74963	3/24/99
S-3	333-47611	3/9/98
S-8	333-23727	3/21/97
S-3	33-66614	7/27/93
S-3	33-40920	5/29/91
S-8	33-33724	3/2/90
S-3	33-32712	12/21/89
S-3	33-24660	3/16/89
S-3	33-24659	9/15/88
S-8	33-24658	9/15/88

of our reports dated January 23, 2007, with respect to the consolidated financial statements of McCormick & Company, Incorporated incorporated herein by reference, our report dated January 23, 2007, with respect to McCormick & Company, Incorporated management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting of McCormick & Company, Incorporated, incorporated herein by reference, and our report included in the preceding paragraph with respect to the financial statement schedule included in this Annual Report (Form 10-K) of McCormick & Company, Incorporated.

                                                                                                /s/ Ernst & Young LLP

Baltimore, Maryland
January 29, 2007